EXHIBIT 24.1

THE McGRAW-HILL COMPANIES, INC.

Registration Statement On Form S-8

POWER OF ATTORNEY

The undersigned hereby appoint Kenneth M.Vittor and Scott L. Bennett, or either of them, their true and lawful attorneys-in-fact with authority to execute in the name of each such person and in each capacity stated below, and to file with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 in the form which the Corporation deems appropriate for the purpose of registering, pursuant to the Securities Act of 1933, as amended, 11,000,000 additional shares of Common Stock, par value $1.00 per share, of the Corporation issuable in connection with The 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries, and Standard & Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees, and to execute and file in the name of each such person and in each capacity stated below, from time to time, all amendments, including post-effective amendments, and all supplements to such Registration Statement, which the Corporation deems appropriate.

This Power of Attorney may be executed in counterparts, all of which, taken together, shall constitute one and the same instrument.

/S/ HAROLD W. MCGRAW III Harold W. McGraw III	Chairman, President, Chief Executive Officer and Director	December 1, 2010

/S/ ROBERT J. BAHASH Robert J. Bahash	Executive Vice President and Chief Financial Officer	December 1, 2010

/S/ EMMANUEL N. KORAKIS Emmanuel N. Korakis	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 1, 2010

/S/ PEDRO ASPE Pedro Aspe	Director	December 1, 2010

/S/ WINFRIED F.W. BISCHOFF Winfried F.W. Bischoff	Director	December 1, 2010

/S/ DOUGLAS N. DAFT Douglas N. Daft	Director	December 1, 2010

/S/ LINDA KOCH LORIMER Linda Koch Lorimer	Director	December 1, 2010

/S/ ROBERT P. MCGRAW Robert P. McGraw	Director	December 1, 2010

Hilda Ochoa-Brillembourg	Director	December 1, 2010

/S/ MICHAEL RAKE Michael Rake	Director	December 1, 2010

/S/ EDWARD B. RUST, JR. Edward B. Rust, Jr.	Director	December 1, 2010

/S/ KURT L. SCHMOKE Kurt L. Schmoke	Director	December 1, 2010

/S/ SIDNEY TAUREL Sidney Taurel	Director	December 1, 2010